FORM 8-A


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934




                           CNL INCOME FUND XVIII, LTD.
             (Exact name of registrant as specified in its charter)



                      Florida                          59-3295394
              (State of incorporation               (I.R.S. Employer
                 or organization)                  Identification No.)



                              400 East South Street
                             Orlando, Florida 32801
          (Address of principal executive offices, including zip code)



                     Securities to be registered pursuant to
                            Section 12(b) of the Act:

                Title of each class           Name of each exchange on which
               to be so registered:           each class is to be registered:

                       None                           Not applicable



                     Securities to be registered pursuant to
                            Section 12(g) of the Act:

             Units of limited partnership interest ($10.00 per Unit)
                                (Title of class)


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Item 1.  Description of Registrant's Securities

         Information concerning the limited partnership interests to be registered hereunder was filed with the Securities and Exchange Commission as part of Registration Statement No. 33-90998 and is incorporated herein by reference. See "Allocations and Distributions," "Summary of the Partnership Agreement," and Exhibit A - Form of Amended and Restated Agreement of Limited Partnership in the Prospectus.


Item 2.  Exhibits

         The following exhibits are included as part of this registration statement on Form 8-A:

                  Amended and Restated Agreement of Limited Partnership of CNL Income Fund XVIII, Ltd. (Included as Exhibit 4.2 to Form 10-K filed with the Securities and Exchange Commission on March 21, 1996, and incorporated herein by reference.)

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized this 27th day of April, 1998.


                                  CNL INCOME FUND XVIII, LTD.

                                  By:      CNL REALTY CORPORATION
                                           General Partner


                                  By:      /s/ James M. Seneff, Jr.
                                           -------------------------------
                                           JAMES M. SENEFF, JR., Chairman
                                           and Chief Executive Officer


                                  By:      JAMES M. SENEFF, JR.
                                           General Partner


                                           /s/ James M. Seneff, Jr.
                                           -------------------------------
                                           JAMES M. SENEFF, JR.


                                  By:      ROBERT A. BOURNE
                                           General Partner


                                           /s/ Robert A. Bourne
                                           -------------------------------
                                           ROBERT A. BOURNE